EXHIBIT 10.10

DISPUTE RESOLUTION SUPPLEMENT

among

FORD MOTOR CREDIT COMPANY LLC,
as Seller and Servicer

FORD CREDIT FLOORPLAN CORPORATION,
as Depositor

and

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer

Dated as of              , 20

TABLE OF CONTENTS

ARTICLE I USAGE AND DEFINITIONS		1
Section 1.1.	Usage and Definitions	1

ARTICLE II SUPPLEMNTAL TERMS		1
Section 2.1.	Receivables Purchase Agreement	1
Section 2.2.	Sale and Servicing Agreement	1

ARTICLE III MISCELLANEOUS		5
Section 3.1.	Ratification of Agreement	5
Section 3.2.	GOVERNING LAW	5
Section 3.3.	Counterparts	5

i

DISPUTE RESOLUTION SUPPLEMENT, dated as of        , 20   (this “Supplement”), among FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Seller and Servicer, FORD CREDIT FLOORPLAN CORPORATION, a Delaware corporation, as Depositor, and FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer.

BACKGROUND

The Seller and the Depositor are parties to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Receivables Purchase Agreement”) and the Depositor, the Servicer and the Issuer are parties to the Firth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Sale and Servicing Agreement” and, together with the Receivables Purchase Agreement, the “Agreements”).

In connection with securitization transactions sponsored by Ford Credit, the parties have determined to supplement the Receivables Purchase Agreement and the Sale and Servicing Agreement to include certain dispute resolution terms as stated below.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Supplement are defined in Appendix A to the Sale and Servicing Agreement.  Appendix A also contains usage rules that apply to this Supplement.  Appendix A is incorporated by reference in this Supplement.

ARTICLE II
SUPPLEMNTAL TERMS

Section 2.1.                                 Receivables Purchase Agreement.  The Receivables Purchase Agreement is supplemented by the addition of the following terms as Section 2.3(d):

“(d)                           Dispute Resolution.  The Seller agrees to be bound by the dispute resolution terms in Section 2.12 of the Sale and Servicing Agreement as if they were part of this Agreement.”

Section 2.2.                                 Sale and Servicing Agreement.  The Sale and Servicing Agreement is supplemented as follows:

(a)                                 Definitions.  The following definitions are added alphabetically to Appendix A:

“ADR Organization” means [The American Arbitration Association] or, if [The American Arbitration Association] no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Seller.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Asset Representations Review Agreement” has, for a Shelf-Eligible Series, the meaning stated in the related Indenture Supplement.

“Requesting Party” has the meaning stated in Section 2.12 of the Sale and Servicing Agreement.

“Review” has, for a Shelf-Eligible Series, the meaning stated in the Asset Representations Review Agreement.

“Review Report” has, for a Shelf-Eligible Series, the meaning stated in the Asset Representations Review Agreement.

“Shelf-Eligible Series” means each Series of Notes registered with the Securities and Exchange Commission on Form SF-3, and any other Series of Notes having the benefit of the asset representations review, dispute resolution and noteholder communication provisions described in Form SF-3 and designated as a “Shelf-Eligible Series” in the related Indenture Supplement.

“Test Fail” has, for a Shelf-Eligible Series, the meaning stated in the Asset Representations Review Agreement.

(b)                                 Dispute Resolution Terms.  The following terms are added as Section 2.12:

“Section 2.12                       Dispute Resolution.

(a)                                 Referral to Dispute Resolution.  If the Issuer, the Owner Trustee, the Indenture Trustee or a Noteholder (the “Requesting Party”) for a Shelf-Eligible Series requests that the Depositor and/or Ford Credit, as Seller under the Receivables Purchase Agreement, repurchase a Receivable due to an alleged breach of a representation and warranty in Section 2.4(a) or in Section 2.3(a) of the Receivables Purchase Agreement (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within 180 days of the receipt of notice of the Repurchase Request by the Depositor or the Seller, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  However, if the Receivable subject to a Repurchase Request was part of a Review and the Review Report states no Test Fails for the Receivable, the Repurchase Request for the Receivable will be deemed to have been resolved.  The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-day period.  The Depositor and the Seller agree to participate in the dispute resolution method selected by the Requesting Party.

(b)                                 Mediation.  If the Requesting Party selects mediation for dispute resolution:

(i)                                     The mediation will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 2.12, the procedures in this Section 2.12 will control.

(ii)                                  A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least [15] years of experience in commercial litigation and, if possible, commercial finance or asset-backed securitization matters.

(iii)                               The mediation will start within [15] days after the selection of the mediator and conclude within [30] days after the start of the mediation.

(iv)                              Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)                                 If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section 2.12.

(c)                                  Arbitration.  If the Requesting Party selects arbitration for dispute resolution:

(i)                                     The arbitration will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 2.12, the procedures in this Section 2.12 will control.

(ii)                                  A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least [15] years of experience in commercial litigation and, if possible, commercial finance or asset-backed securitization matters.  The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration.  Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.  The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)                               The arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party.  Discovery will be completed with [30] days of selection of the arbitrator and will be limited for each party to [two] witness depositions not to exceed five hours, [two] interrogatories, [one] document request and [one] request for admissions.

However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than [ten] pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than [60] days after the selection of the arbitrator and will proceed for no more than [six] consecutive Business Days with equal time allocated to each party for the presentation of direct evidence and cross examination.  The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)                              The arbitrator will make its final determination no later than [90] days after its selection.  The arbitrator will resolve the dispute according to the terms of this Agreement and the other Transaction Documents, and may not modify or change this Agreement or the other Transaction Documents in any way.  The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion.  The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)                                 By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)                              The Requesting Party may not bring a putative or certificated class action to arbitration.  If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)                                 Additional Conditions.  For each mediation or arbitration:

(i)                                     Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Seller.  Any party or witness may participate by teleconference or video conference.

(ii)                                  The Depositor, the Seller and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)                               Neither the Depositor nor the Seller will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.

The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding.  The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 2.12), except as required by law, regulatory requirement or court order.  If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.”

ARTICLE III
MISCELLANEOUS

Section 3.1.                                 Ratification of Agreement.  Each of the Receivables Purchase Agreement and the Sale and Servicing Agreement, as supplemented by this Supplement, is ratified and confirmed.

Section 3.2.                                 GOVERNING LAW.  THIS SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 3.3.                                 Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Seller and Servicer

By:
Name:
Title:

FORD CREDIT FLOORPLAN CORPORATION,
as Depositor

By:
Name:
Title:

FORD CREDIT FLOORPLAN MASTER OWNER
TRUST A, as Issuer

	By:	, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

[Signature Page to Dispute Resolution Supplement (FCF Corp)]